EXHIBIT 1.01

Conflict Minerals Report of MSA Safety Incorporated
For The Year ended December 31, 2015

I.	Introduction

This is the Conflict Minerals Report (the “Report”) of MSA Safety Incorporated (“MSA”, the “company”, “we”, “us”, or “our”) for the calendar year ended December 31, 2015. The company has prepared this Report to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (“Rule 13p-1”). The Securities and Exchange Commission (“SEC”) adopted Rule 13p-1 to implement reporting and disclosure requirements related to conflict minerals in the Democratic Republic of Congo or adjoining countries (the “Covered Countries”) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012.

Certain terms and concepts in this Report are further explained in Rule 13p-1 and Form SD. Consistent with Rule 13p-1 and for the purposes of this Report, the term “conflict minerals” means cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

MSA is a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Our safety products typically integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life threatening situations. Our comprehensive line of safety products is used by workers around the world in a broad range of markets including the oil and gas, fire service, construction and mining industries. The company’s core products include self-contained breathing apparatus (“SCBA”), fixed gas and flame detection systems, portable gas detection instruments, industrial head protection, fire and rescue helmets and fall protection devices.

II.	Reasonable Country of Origin Inquiry

As required by Rule 13p-1, MSA conducted an analysis of our products and found that some portion of 3TG are necessary to the functionality or production of approximately 44% of our products (our “3TG Products”). Those 3TG Products include the following:

•	SCBA, including the FireHawk® M7 SCBA, and MSA® G1 SCBA;

•	Fixed gas and flame detection systems, including the UltimaX® Series, Chillgard® Series, point gas detectors, flame detectors and fire gas systems;

•	Handheld single gas and multigas detection instruments and accessories, including the Altair® Series and Galaxy® Test System;

•	Thermal imaging cameras, including the Evolution® 6000 Series and Evolution® 5000 Series; and

•	Certain head protection products.

Given that conflict minerals are necessary to the functionality or production of products that we manufacture, MSA determined that it is required to conduct a good faith reasonable country of inquiry (the “RCOI”) regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the 3TG used with MSA’s products originated in the Covered Countries or is from recycled or scrap sources. To perform the RCOI and undertake due diligence on the source of 3TG in our 3TG Products, MSA was dependent on our suppliers to provide information on the origin of conflict minerals in our 3TG Products. MSA, as a purchaser, is many steps removed from the mining of 3TG. MSA does not purchase raw ore or unrefined conflict minerals, and does no purchasing in the Covered Countries. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives containing conflict minerals. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

To implement MSA’s RCOI process, the MSA Materials Engineering Department, with input from specific MSA product line managers, conducted a review of all MSA products and product families potentially containing 3TG. Based upon the results of that analysis, the MSA Global Sourcing Department determined products potentially containing 3TG as those with the following types of parts and components:

•	electronic components;

•	known gold plated or gold containing products;

•	electrical solder;

•	certain coated or galvanized steels; and

•	brass or bronze alloys.

Based upon that product identification, MSA then used a third-party service provider to engage its suppliers and conduct its RCOI, as described below.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of MSA products originated from the DRC or any of the Covered Countries. The company’s primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Electronic Industry Citizenship Coalition® (“EICC”®) and the Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) Version 4.01b (“CMRT Form”). This supply chain survey was implemented with the assistance of a third-party service provider, who continues to assist MSA with the development and implementation of additional steps that the company is undertaking with suppliers in regards to conflict minerals.

The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company’s supply chain. It includes questions regarding a supplier’s “conflict-free” policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to MSA. In addition, the template contains questions about the origin of 3TGs included in the supplier’s products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos and substantive one-on-one discussions.

For the 2015 reporting period, MSA, through the use of its third party service provider, requested completed CMRT Forms from 2,010 suppliers. As part of the CMRT collection process, MSA’s third party service provider sent three email requests via a third party software tool. This was followed by one more direct email request with escalated language from the third party software provider. MSA also conducted a round of internal escalations for non-responsive suppliers, with as many as two follow-up inquiries from the MSA Product Compliance Manager to the plants that were not responsive. Specifically, when a supplier did not respond to MSA’s third party service requests, a member of the company’s Conflict Minerals Team informed relevant MSA materials managers of the lack of response and requested that the materials managers obtain a completed CMRT directly from the supplier. The internal escalations also included training by the MSA Product Compliance Manager, to the MSA Material Managers and Supply Chain Specialists, to ensure that they understood how to complete a CMRT and what was required of the suppliers. For the 2015 reporting period, MSA received responses from 1,365, or 67.91% percent, of its suppliers, an increase from the previous year.

MSA’s program also includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted in regards to possibly invalid forms and were encouraged to resubmit a form. As of April 22, 2016, MSA had 54 suppliers with possibly invalid forms, a decrease of 11.45% of submissions that were not yet corrected.

Of the 997 suppliers that provided a response, approximately 41.62% reported that their products contained 3TGs necessary to the functionality or production of their products. Of that 41.62%, 216 reported that they source their 3TGs outside of the Covered Countries, 20 reported that they are DRC Conflict Free, and 179 reported that they are DRC Conflict Undeterminable.

On the basis of the responses to the RCOI, MSA is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the DRC or any of the Covered Countries. Therefore, in accordance with Rule 13p-1, MSA engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

III.	Due Diligence

A.	Due Diligence Design

MSA designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). MSA’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

B.	Due Diligence Measures Performed

The due diligence measures performed by MSA include:

1.	OECD Guidance: Establish Strong Company Management Systems

a.	Internal Team

MSA has assembled a Conflict Minerals Team (“Team”) and has developed a program to oversee due diligence with management support. That Team consists of the following individuals:

•	Executive Sponsor - Executive Director, Global Operations Excellence

•	Leader - Director of Global Sourcing

•	Legal - Corporate Counsel

•	Technical - Global Environmental Manager

•	Technical - Product Compliance Manager.

b.	Control Systems

MSA has adopted a conflict minerals policy and publicly communicates that policy on our company website at http://us.msasafety.com/vendors.

With regards to our suppliers, controls include, but are not limited to, our Global Code of Business Conduct, which outlines expected behaviors for all MSA employees; our supplier approval and review process; and contractual protections within all new purchase orders and strategic sourcing agreements for materials that go into our products.

c.	Supplier Engagement

MSA offers free on-line training in multiple languages for vendors through a third-party service provider. The training focuses on bringing awareness of the roles and responsibilities that both MSA and its suppliers have in performing a thorough due diligence, and also the necessary steps to report any findings. Additionally, MSA co-hosted a webinar to inform suppliers of their obligations.

d.	Grievance Mechanism

MSA’s Ethics Guideline Reporting Resource, referenced in the MSA Global Code of Business Conduct and on MSA’s Vendor webpage as well as a number of other MSA web sites, serves as a companywide compliance reporting mechanism. That resource can be found at http://www.msasafety.com/ethics.

e.	Maintain Records

MSA maintains conflict minerals related records within an internal company database, accessible for members of the Conflict Minerals Team.

2.	OECD Guidance: Identify and Asses Risk in the Supply Chain

In accordance with OECD Guidelines, MSA evaluated risk levels associated with conflict minerals in its supply chain. MSA determined that smelters that are not certified as DRC-Conflict Free by third party sources such as the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme, pose a more significant risk. Where a smelter is not identified as Conflict Free by such sources, MSA rates the risk as High, Medium or Low. This rating is based on various factors, including whether the smelter/refiner has been identified as a valid smelter/refiner and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), and the smelter’s geographic location, including proximity to the Covered Countries.

MSA calculates supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that Supplier on its CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

Do you have a policy in place that includes DRC conflict-free sourcing?
Have you implemented due diligence measures for conflict-free sourcing?
Do you verify due diligence information received from your suppliers?
Does your verification process include corrective action management?

When a supplier answers yes, it is deemed to have a strong program. When a supplier does not meet those criteria, it is deemed to have a weak program.

As part of MSA’s risk management plan and to ensure suppliers understand our expectations, MSA has, through a third party, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel.

As described in MSA’s Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, MSA analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mines of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals

3.	OECD Guidance: Design and implement a strategy to respond to identified risks

MSA, with the assistance of its third-party service provider, compared smelters / refiners identified by the CMRT survey against the list of facilities that have received a “conflict free” designation from the CFSI or other independent third party audit programs, which designations provide country of origin and due diligence information on the conflict minerals sourced by such facilities. Additionally, MSA, through its third party service provider, conducted automated data validation on all submitted CMRTs. The goal of the data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and undergo a data validation analysis. Based upon that analysis, the CMRTs are classified as valid or invalid so that data is still retained. When a possibly invalid submission is received, MSA’s third-party service provider communicates with the supplier, up to three times, requesting that the supplier resolve any inaccuracies. As of April 22, 2016, MSA had 54 outstanding possibly invalid supplier submissions.

4.	OECD Guidance: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

MSA typically does not have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities outside our supply chain.

5.	OECD Guidance: Report on supply chain due diligence

Members of the MSA Conflict Minerals Team received weekly updates from MSA’s third party service provider on the status of MSA’s CMRT requests, responses and evaluation. Members of the Team then provided weekly updates to Team leaders and reported status updates to the larger Team within regular Team meetings.

While due diligence is ongoing and the information received continues to improve, the majority of the responses received continue to provide data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. MSA has decided to disclose validated smelters provided to us by our supply chain, however we cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TGs that are contained in the Covered Products.

MSA reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

MSA believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

IV.	Due Diligence Results

As a result of MSA’s due diligence process, MSA has identified and obtained sourcing information on 320 smelters who contributed to the processing of MSA’s necessary conflict minerals in our 3TG Products. All of those 320 smelters are on the CFSI list. Please see Table 1, attached hereto, for an identification of those smelters. Due in part to the complexity of MSA’s supply chain, despite the due diligence measures described in this Report, MSA is unable to determine the origin of the remainder of 3TG used in our 3TG Products.

V.	Future Measures

For the current and future reporting periods, MSA intends to undertake the following actions to enhance its due diligence process:

•	increase conflict minerals awareness and compliance training opportunities, internally with MSA’s supply chain personnel, and externally with MSA’s suppliers;

•	continue to work with our third party service provider to obtain responsive CMRTs from our suppliers;

•
using communications from our third party service provider to request that our suppliers use smelters that obtain a “conflict free” designation from an industry program such as the CFSI and/or the LBMI; and

•
engaging any of our suppliers found to be supplying us with 3TG from sources that support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

In accordance with the rules, regulations, and published guidance of the SEC, for this reporting period, MSA did not obtain an independent third-party audit of our due diligence process or this Report.
Certain statements in this report relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect MSA’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, statements concerning the additional steps that MSA intends to take to mitigate the risk that its necessary Conflict Minerals benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source Conflict Minerals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere and the other risk factors summarized in MSA’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC. MSA disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Table 1 below lists the country of origin for each smelter facility and the minerals processed at that location.

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asahi Refining Canada Limited	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243

Metal	Smelter Name	Smelter Country	Smelter ID
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571

Metal	Smelter Name	Smelter Country	Smelter ID
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	An Thai Minerals Company Limited	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095